UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On July 28, 2005, ADESA, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2005.  ADESA will conduct a live Webcast, including presentation visuals, Friday, July 29th, at 9:00 a.m., Eastern Daylight Time.  The live Webcast of the conference call, including slides, will be accessible through ADESA’s Web site at www.adesainc.com.  The call will be hosted by ADESA’s Chairman, President and Chief Executive Officer, David Gartzke and Chief Financial Officer, Cam Hitchcock.  The call will feature a review of operating highlights and financial results for the second quarter of 2005.

The press release dated July 28, 2005 is attached to this Current Report on Form 8-K as Exhibit 99 and incorporated herein by reference in its entirety.

The information is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”  This information, including Exhibit 99 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Within the Company’s second quarter 2005 press release and related attachments thereto, the Company makes reference to certain non-GAAP financial measures.  The non-GAAP financial measures include the following: adjusted net income and adjusted income from continuing operations, which exclude non-recurring expenses, EBITDA, and EBITDA excluding non-recurring expenses.  The Company has presented reconciling information along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) for each of the above non-GAAP financial measures in the press release.  In addition, the Company’s reasons for presenting these non-GAAP financial measures are discussed below.

The Company believes that these measures represent important internal measures of performance.  Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis.  The specific reasons, in addition to the reasons described above, why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding ADESA’s results of operations are as follows:

Adjusted net income and adjusted income from continuing operations – The Company’s management believes that presenting adjusted net income and adjusted income from continuing operations, which exclude non-recurring expenses, are important additional measures of performance that can be used for comparing results between reporting periods.  The most directly comparable financial measures calculated and presented in accordance with GAAP are net income and income from continuing operations.  ADESA believes that adjusted net income and adjusted income from continuing operations are useful measures to provide investors, because they exclude those items that ADESA does not consider to be indicative of earnings from ongoing operating activities.  As a result, adjusted net income and adjusted income from continuing operations provide investors with more relevant measures of the results generated by the Company’s operations.  The attachments to the press release include an income statement that describes the nature of the non-recurring expenses and their impact on each line item of the income statement presenting the second quarter 2005 and year-to-date 2005 results.

EBITDA and EBITDA excluding non-recurring expenses – The Company’s management believes that EBITDA and EBITDA excluding non-recurring expenses are useful supplements and meaningful indicators of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. These performance measures also represent one of the principal internal measures of performance, and form the basis of internal management performance expectations and incentive compensation.  In addition, EBITDA is used by the Company’s creditors in assessing debt covenant compliance.  The most directly comparable financial performance measure calculated and presented in accordance with GAAP is net income.  A reconciliation of net income to EBITDA and EBITDA excluding non-recurring expenses for each of the fiscal periods presented is contained in the attachments to the press release.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99	Press release dated July 28, 2005 – “ADESA Reports Second Quarter 2005 Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2005	ADESA, INC.

/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and Chief Financial Officer